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                                                                 EXHIBIT 10.10

                        THIRD LOAN MODIFICATION AGREEMENT

         This Third Loan Modification Agreement ("this Agreement") is made as of September 26, 1996 between Voicetek Corporation, a Massachusetts corporation (the "Borrower") and Fleet National Bank (successor by merger to Fleet Bank of Massachusetts, N.A.) (the "Bank"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

         I. Reference is made to: (i) that certain letter agreement dated September 21, 1994 between the Borrower and Fleet Bank of Massachusetts, N.A., as amended by Loan Extension Agreement dated as of September 1, 1995 and by Second Loan Modification Agreement dated as of September 20, 1995 and as affected by certain allonges heretofore executed by the Borrower (as so amended and affected, the "Letter Agreement"), the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (ii) that certain $3,000,000 face principal amount promissory note dated September 20, 1995 made by the Borrower and payable to the order of Fleet Bank of Massachusetts, N.A., as affected by certain allonges heretofore executed by the Borrower (as so affected, the "1995 Revolving Note"); (iii) that certain Inventory, Accounts Receivable and Intangibles Security Agreement dated September 21, 1994 (the "IAR Security Agreement") given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (iv) that certain Supplementary Security Agreement - Security Interest in Goods and Chattels dated September 21, 1994 (the "Supplementary Security Agreement") given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (v) the Subordination Agreement dated September 21, 1994 (the "Subordination Agreement") given to Fleet Bank of Massachusetts, N.A. by Massachusetts Technology Development Corp. ("MTDC"), the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (vi) that certain Assignment of Trademarks as Security (the "Trademark Assignment") from the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (vii) that certain Assignment of Patents as Security (the "Patent Assignment") from the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder, (viii) that certain $5,000,000 face principal amount promissory note of even date herewith (the "1996
Revolving Note") made by the Borrower and payable to the order of the Bank, and
(ix) that certain $1,000,000 face principal amount promissory note of even date herewith (the "Term Note") made by the Borrower and payable to the order of the Bank. The aforesaid Second Loan Modification Agreement dated as of September 20, 1995 is hereinafter referred to as the "1995 Modification". The Letter Agreement, the IAR Security Agreement, the Supplementary Security Agreement, the Subordination Agreement, the Trademark Assignment, the Patent Assignment, the 1996 Revolving Note and the Term Note are hereinafter collectively referred to as the "Financing Documents".

         2. The Letter Agreement is hereby amended, effective as of the date hereof;

         a. By providing that all references therein to the "Bank" will be deemed to refer to Fleet National Bank.
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         b. By deleting in its entirety clause (i) of Section 1.1 of the Letter
Agreement and by substituting in its stead the following:

                  "(i) that certain $5,000,000 face principal amount promissory note (the 'Revolving Note') dated September 26, 1996 made by the Borrower and payable to the order of the Bank,"

As a result, all references in the Letter Agreement to a "Revolving Note" will be deemed to refer to the 1996 Revolving Note.

         c. By deleting the period at the end of Section 1.1 of the Letter Agreement and by substituting in its stead the following:

                  ", and (iv) that certain $1,000,000 face principal amount promissory note (the 'Term Note') dated September 26, 1996 made by the Borrower pursuant to Section 1.4 below and payable to the order of the Bank."

         d. By deleting from the first sentence of Section 1.2 of the Letter Agreement the words "Aggregate Bank Liabilities" and by substituting in their stead the following:

                  "Aggregate Revolving Bank Liabilities"

         e. By deleting in their entireties the last four sentences of Section
1.2 of the Letter Agreement.

         f. By deleting from the second sentence of Section 1.3 of the Letter Agreement, in both places where same appear, the words "Aggregate Bank Liabilities" and by substituting in their stead (in each such place) the following:

                  "Aggregate Revolving Bank Liabilities"

         g. By renumbering Section 1.4 of the Letter Agreement. at ("Advances and Payments") so that it will be known as "Section 1.6".


         h. By renumbering Section 1.5 of the Letter Agreement ("Letters of Credit") so that it will be known as "Section 1.7".

         i. By renumbering Section 1.6 of the Letter Agreement ("Conditions to Advance") so that it will be known as "Section 1.8".

         j. By inserting into the Letter Agreement, immediately after Section
1.3 thereof, the following:


         " 1.4. Term Loans; Term Note. In addition to the foregoing, the Bank may make one or more loans (the 'Term Loans') to the Borrower, in an

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aggregate principal amount up to $1,000,000, in order to finance Qualifying
Equipment. A Term Loan shall be made, no more than once per calendar quarter (or more frequently for any Term Loan in excess of $25,000), in such amount as may be requested by the Borrower; provided that (i) no Term Loan will be made after September 26, 1997; (ii) the aggregate original principal amounts of all Term Loans will not exceed $1,000,000; (iii) no Term Loan will be in an amount in excess of 80% (70% for First Half Qualifying Equipment) of the invoiced actual costs of the tangible property constituting the items of Qualifying Equipment with respect to which such Term Loan is made (excluding taxes, duties, installation charges, software, shipping and other 'soft' costs); and (iv) the Qualifying Equipment with respect to which each Term Loan is made will be limited to those items of Qualifying Equipment acquired by the Borrower after June 30, 1996 (except for First Half Qualifying Equipment, which may have been acquired at any time during the period January 1, 1996 through and including June 30, 1996) and which were not previously financed by any other Term Loan. Prior to the making of each Term Loan, and as a precondition thereto, the Borrower will provide the Bank with: (i) invoices supporting the costs and purchase dates of the relevant items of Qualifying Equipment (including, without limitation, First Half Qualifying Equipment); (ii) such evidence as the Bank may require showing that such Qualifying Equipment (including, without limitation First Half Qualifying Equipment) has been installed at the Borrower's Chelmsford, MA, Premises, has become fully operational, has been paid for by the Borrower and is owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement); (iii) evidence satisfactory to the Bank that the Qualifying Equipment (including, without limitation, First Half Qualifying Equipment) is fully insured against casualty loss, with insurance naming the Bank as secured party and first loss payee, (iv) the duly executed Term Note and such clerk's certificates and opinions of counsel as the Bank may require in connection therewith, and (v) all such Uniform Commercial Code financing statements and other documentation as may be necessary or desirable in order to give the Bank a fully perfected first priority security interest in all of the Qualifying Equipment (including, without limitation, First Half Qualifying Equipment). The Term Loans will be evidenced by the Term Note, substantially in the form of Item
1.4 attached to this letter agreement. Interest on each Term Loan shall be payable at the times and at the rate provided for in the Term Note. Overdue principal of any Term Loan and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (1) two percent (2%) per annum plus (ii) the per annum rate otherwise payable under the Term Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law), compounded monthly and payable on demand. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to


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the Term Note or on the books of the Bank, at or following the time of making each Term Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Term Loans. The amount so noted shall constitute presumptive evidence as to the amount owed by the Borrower with respect to principal of the Term Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Term Note.

1.5 Principal Repayment of Term Loans. The Term Loans made at any time through and including September 30, 1996 are hereinafter referred to as the 'Tranche A Term Loans'. Principal of the Tranche A Term Loans shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of the Tranche A Term Loans outstanding at the close of business on September 30, 1996), such installments to commence October 1, 1996 and to continue thereafter through and including September 1, 1999. The Term Loans made at any time during the period beginning on October 1, 1996 and continuing through and including December 31, 1996 are hereinafter referred to as the 'Tranche B Term Loans'. Principal of the Tranche B Term Loans shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of the Tranche B Term Loans outstanding at the close of business on December 31, 1996), such installments to commence January 1, 1997 and to continue thereafter through and including December 1, 1999. The Term Loans made at any time during the period beginning on January 1, 1997 and continuing through and including March 31, 1997 are hereinafter referred to as the 'Tranche C Term Loans'. Principal of the Tranche C Term Loans shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of the Tranche C Term Loans outstanding at the close of business on March 31, 1997), such installments to commence April 1, 1997 and to continue thereafter through and including March 1, 2000. The Term Loans made at any time during the period beginning on April 1, 1997 and continuing through and including June 30, 1997 are hereinafter referred to as the 'Tranche D Term Loans'. Principal of the Tranche D Term Loans shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of the Tranche D Term Loans outstanding at the close of business on June 30, 1997), such installments to commence July 1, 1997 and to continue thereafter through and including June 1, 2000. The Term Loans made at any time on or after July 1, 1997 and are hereinafter referred to as the 'Tranche E Term Loans'. Principal of the Tranche E Term Loans shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of the Tranche E Term



                                      -4-
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                  Loans outstanding at the close of business on September 30,
                  1997), such installments to commence October 1, 1997 and to continue thereafter through and including September 1, 2000. The Borrower may prepay, at any time or from time to time, without premium or penalty, the whole or any portion of the Term Loans; provided that each such principal prepayment shall be accompanied by payment of all interest under the Term Note accrued but unpaid to the date of payment. Any partial prepayment of principal of the Term Loans will be applied to installments of principal of the Term Loans thereafter coming due, in inverse order of normal maturity. Amounts paid or prepaid on the Term Loans will not be available for reborrowing."

         k. By deleting from the first sentence of Section 1.6 of the Letter Agreement (formerly known as "Section 1.4") the word "Revolving".

         l. By adding to the first paragraph of Section 1.6 of the Letter Agreement (formerly known as "Section 1.4"), at the end of such paragraph, the following:

                  "The proceeds of each Term Loan will be used by the Borrower solely to pay or reimburse costs of Qualifying Equipment (including, without limitation, First Half Qualifying Equipment)."

         m. By deleting from Section 1.6 of the Letter Agreement (formerly known as "Section 1.4"), in each of the four places in said Section where same appear, the words "the Revolving Note" and by substituting in their stead, in each such place, the following:

                  "any Note"

         n. By adding to Section 1.6 of the Letter Agreement (formerly known as "Section "1.4"), at the end of such Section, the following:

                  "All payments of interest, principal and any other sum payable hereunder and/or under any Note and/or with respect to any letter of credit shall be made to the Bank, in immediately available funds, at its offices at 75 State Street, Boston, MA 02109 or to such other address as the Bank may from time to time direct. All payments received by the Bank after 2:00 p.m. on any day shall be deemed received as of the next succeeding Business Day. All monies received by the Bank shall be applied first to fees, charges, costs and expenses payable to the Bank under this letter agreement, any Note and/or any of the other Loan Documents and/or with respect to any letter of credit, next to interest then accrued on account of any Loans or letter of credit reimbursement obligations and only thereafter to principal of the Loans and letter of credit reimbursement obligations, being applied against the Loans and/or such obligations in such order as the Borrower may designate (and, failing such designation, being applied first against the letter of credit reimbursement obligations, next against the Revolving Loans and


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
            thereafter against installments of the Term Loans in inverse order of normal maturity). All interest and fees payable hereunder and/or under any Note shall be calculated on the basis of a 360-day year for the actual number of days elapsed."

         o. By deleting from the first sentence of Section 1.7 of the Letter Agreement (formerly known as "Section 1.5") the amount "$3,000,000" (such amount having been inserted by the 1995 Modification) and by substituting in its stead the following:

            "$5,000,000"

         p. By deleting from the second grammatical paragraph of Section 1.8 of the Letter Agreement (formerly known as "Section 1.6") the words "Revolving Loan", in each of the five places in said paragraph where such words appear, and by substituting in their stead, in each such place, the following:

            "Loan"

         q. By deleting from the first sentence of the last paragraph of Section
1.8 of the Letter Agreement (formerly known as "Section 1.6"), in both places where same appear, the words "Revolving Loan" and by substituting in their stead, in each such place, the following:

            "Loan"

         r. By deleting from the first sentence of the last paragraph of Section
1.8 of the Letter Agreement (formerly known as "Section 1.6"), the number "Section 1.6" and by substituting in its stead the following:

            "Section 1.8"

         s. By inserting into the introduction to Section 2.1 of the Letter Agreement, immediately after the words "Revolving Loans" the following:

            "and Term Loans"

         t. By inserting into the introduction to Article III of the Letter Agreement, immediately after the words "any Revolving Loan", the following:

            "or any Term Loan"

         u. By adding to clause (ii) of Section 3.6 of the Letter Agreement, at the end of such clause, the following:

            "Notwithstanding the foregoing, from and after the date on which the Borrower consummates an initial public offering generating not less than $15,000,000 in net cash proceeds to the Borrower, in lieu


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
         of the above-described monthly financial statements the Borrower shall provide quarterly financial statements. Such quarterly financial statements shall be delivered to the Bank within 45 days after the end of each fiscal quarter of the Borrower and shall include consolidated and consolidating balance sheets of the Borrower and its Subsidiaries and related consolidated and consolidating statements of income and stockholders' equity and cash flow, unaudited but prepared in accordance with generally accepted accounting principles consistently applied (except that such quarterly statements need not contain footnotes) and certified as accurate (subject to normal year-end audit adjustments, which shall not be material) by the chief financial officer of the Borrower, such balance sheets to be as at the end of such fiscal quarter and such statements of income and stockholders' equity and cash flow to be for such fiscal quarter and for the year to date, in each case together with a comparison to budget."

         v. By deleting from clause (iii) of Section 3.6 of the Letter Agreement the words "annual and monthly" and by substituting in their stead the following:

            "annual, quarterly or monthly"

         w. By deleting in its entirety clause (iv) of Section 3.6 of the Letter Agreement and by substituting in its stead the following:

         "(iv) Monthly, within 10 days after the end of each month (and more frequently if required by the Bank), (A) an aging report in form satisfactory to the Bank covering all Receivables of the Borrower outstanding as at the end of such month (or as at such other date as is requested by the Bank), and (B) a certificate of the chief financial officer of the Borrower setting forth the Borrowing Base as at the end of such month (or as of such other date as is requested by the Bank), all in form reasonably satisfactory to the Bank. Notwithstanding the foregoing, the Borrower need not provide such an aging report and Borrowing Base certificate as at the end of any month if no Revolving Loans or letters of credit are outstanding at such month-end; provided that if the Borrower omits delivery of such aging report and Borrowing Base certificate for any month-end in reliance on the preceding provisions of this sentence, then the Borrower will provide a current aging report and Borrowing Base certificate in connection with any subsequent Revolving Loan or letter of credit issuance or at any time at the Bank's request."

         x. By deleting in their entireties Section 3.7 through 3.9 of the Letter Agreement and by substituting in their stead the following:



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
           "3.7 Debt to Worth. The Borrower will maintain as at the end of each fiscal quarter (commencing with September 30, 1996) on a consolidated basis a Leverage Ratio of not more than the following: not more than 1.35 to 1 as at September 30, 1996; and not more than
           1.25 to 1 as at December 31, 1996 and as at the end of each fiscal quarter thereafter. As used herein, 'Leverage Ratio' means, as at any date when same is to be determined, the ratio of (x) all outstanding Liabilities of the Borrower and/or its Subsidiaries to
           (y) the Borrower's consolidated Capital Base.

           3.8 Capital Base. The Borrower will maintain as at the end of each fiscal quarter (commencing with September 30, 1996) a consolidated Capital Base of not less than the then-effective Capital Base Requirement. The Capital Base Requirement is deemed to have been $3,000,000 as at June 30, 1996; and as at the last day of each fiscal quarter thereafter (beginning with September 30, 1996) the Capital Base Requirement will be deemed to become an amount equal to the sum of: (i) that Capital Base Requirement which had been in effect on the last day of the immediately preceding fiscal quarter, plus (ii) 75% of the net proceeds of any equity securities sold by the Borrower during the fiscal quarter then ended and 75% of the proceeds of any Subordinated Debt issued by the Borrower and/or its Subsidiaries during such fiscal quarter then ended (nothing contained herein being deemed to approve the issuance of any additional Subordinated Debt), plus (iii) 75% of the consolidated Net Income of the Borrower and Subsidiaries during said fiscal quarter then ended (but without giving effect to any Net Income which is less than zero for any fiscal quarter).

           3.9 Profitability. The Borrower will achieve quarterly consolidated Net Income of at least the following: at least $200,000 for its fiscal quarter ending September 30, 1996, at least $500,000 for its fiscal quarter ending December 31, 1996, and at least $150,000 for its fiscal quarter ending March 31, 1997 and for each subsequent fiscal quarter. Without limitation of the foregoing, the Borrower will achieve annual consolidated Net Income of at least $500,000 for its fiscal year ending December 31, 1996 and for each fiscal year thereafter."

        y. By inserting into the introduction to Article IV of the Letter Agreement, immediately after the words "any Revolving Loan", the following:

           "or any Term Loan"

        z. By deleting from clause (i) of Section 4.1 of the Letter Agreement the words "the Revolving Note" and by substituting in their stead the following:


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
         "the Notes"


         aa. By deleting from Section 4.12 of the Letter Agreement the words "Revolving Loan" and by substituting in their stead the following:

         "Loan"

         bb. By inserting into clause (a) of Section 5.1 of the Letter Agreement, immediately after the words "Revolving Note", the following:

         "or the Term Note"

         cc. By deleting from clause (b) of Section 5.1 of the Letter Agreement the word "Revolving".

         dd. By inserting into clause (a) of Section 5.2 of the Letter Agreement, immediately after the words "Revolving Note", the following:

         "and the Term Note"

         ee. By inserting into clause (b) of Section 5.2 of the Letter Agreement, immediately after the words "revolving financing arrangements", the following:

         "and term loan facility"

         ff. By inserting into clause (c) of Section 5.2 of the Letter Agreement, immediately after the words "Revolving Note", the following:

         ", under the Term Note"

         gg. By inserting into the first sentence of Section 6.1 of the Letter Agreement, immediately after the words "the Revolving Note", in both places. where same appear, the following:

         ", the Term Note"

         hh. By deleting from the first sentence of Section 6.1 of the Letter Agreement the words "Revolving Loan" and by substituting in their stead the following:

         "Loan"

         ii. By inserting into the second sentence of Section 6.1 of the Letter Agreement, immediately after the words "the Revolving Note", the following:

         "the Term Note"


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
         jj. By deleting from the first paragraph of Section 6.2 of the Letter Agreement, in both places where same appear, the words "the within-described revolving loan facility" and by substituting in their stead the following:

             "any Term Loans, the within-described revolving loan facility and/or the within-described term loan facility"

         kk. By deleting in its entirety Section 6.3 of the Letter Agreement and by substituting in its stead the following:

             "6.3. Facility Fees. With respect to the within arrangements for Revolving Loans, the Borrower will pay to the Bank, on September 26, 1996 and thereafter on the first day of each calendar quarter (commencing on October 1, 1996) as long as the within-described revolving loan arrangements are in effect a non-refundable quarterly facility fee payable in advance in the amount of $9,375 per quarter (appropriately pro-rated for any partial calendar quarter). In addition, if the within-described revolving financing arrangements are terminated by the Borrower for any reason or by the Bank as the result of the Borrower's default, the Borrower shall forthwith upon such termination pay to the Bank a sum equal to all of the fees which would have become due pursuant to the immediately preceding sentence from the date of such termination through the Expiration Date. Fees described in this Section are in addition to any balances and fees required by the Bank or any of its affiliates in connection with any other services now or hereafter made available to the Borrower."

         ll. By deleting from Section 6.6 of the Letter Agreement the words "Fleet Bank of Massachusetts, N.A." and by substituting in their stead the following:

             "Fleet National Bank"

         mm. By inserting into the fourth sentence of Section 6.7 of the Letter Agreement, immediately after the words "termination to the Bank", the following:

             "together with the payment required by the second sentence of
             Section 6.3 above"

         nn. By deleting from the first sentence of Section 6.8 of the Letter Agreement the words "the Revolving Note" and by substituting in their stead the following:

             "any of the Notes"
         oo. By modifying the defined term "Aggregate Bank Liabilities" appearing in Section 7.1 of the Letter Agreement so that it will read "Aggregate Revolving Bank Liabilities".

         pp. By deleting from the definition of "Expiration Date" appearing in
Section 7.1 of the Letter Agreement the date "August 1, 1996" (such date having been inserted by the 1995 Modification and having been extended through October 1, 1996 by the aforesaid allonges) and by substituting in its stead the following:

             "September 1, 1997"

As a result, from and after the date hereof, for the purposes of the Letter Agreement and the other Financing Documents, the "Expiration Date" will be deemed to be September 1, 1997.

         qq. By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Expiration Date", the following:

             "'First Half Qualifying Equipment' - Items of computer-related equipment shown on an Equipment List approved in writing for this purpose by the Bank, which items meet all of the criteria set forth below in the first sentence of the definition of 'Qualifying Equipment' except that such items were acquired on or after January 1, 1996 and prior to July 1, 1996."

         rr. By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Liabilities", the following:

             "'Loan' - Any Revolving Loan or any Term Loan."

         ss. By inserting into the definition of "Loan Documents" appearing in
Section 7.1 of the Letter Agreement, immediately after the words "Revolving Note", the following:

             "the Term Note,"

         tt. By deleting from the definition of "Maximum Revolving Amount" appearing in Section 7.1 of the Letter Agreement the amount "$3,000,000" (said amount having been inserted by the 1995 Modification) and by inserting in its stead the following:

             "$5,000,000"

         uu. By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Net Income", the following:

             "'Notes' - Collectively, the Revolving Note and the Term Note."

         vv. By inserting into the definition of "Principal Office" appearing in
Section 7.1 of the Letter Agreement, immediately after the words "of the Bank", the following:


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
                  "in Boston, MA"

         ww. By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Qualified Receivables", the following:

                  " 'Qualifying Equipment' - Computer-related equipment (excluding pre-packaged software) purchased by the Borrower after June 30, 1996 for use in the Borrower's business which meets all of the following criteria: (i) such equipment consists of one of the items shown on an equipment list heretofore delivered by the Borrower to the Bank or has otherwise been approved by the Bank for use in supporting a Term Loan, (ii) each item of such equipment has been delivered to or installed at the Premises and has become fully operational and (iii) the Borrower has paid in full for each item of such equipment and holds title to same, free of all interests and claims of any other Person (other than the security interest of the Bank). In addition, and without limitation of the foregoing, 'Qualifying Equipment' will be deemed to include First Half Qualifying Equipment."

         xx. By adding to paragraph (a) of Section 7.2 of the Letter Agreement, immediately after the words "Revolving Note", the following:

         "the Term Note"

         yy. By adding to the Letter Agreement, as an exhibit thereto, Item 1.4 in the form attached to this Agreement.

         3. Each of the IAR Security Agreement, the Supplementary Security Agreement, the Subordination Agreement, the Trademark Assignment and the Patent Assignment is hereby modified by providing that all references therein to the "Bank" or to "Fleet Bank of Massachusetts, N.A." will be deemed to refer to Fleet National Bank.

         4. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

         5. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the 1996 Revolving Note, in substitution for the 1995 Revolving Note. The 1996 Revolving Note is a $5,000,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1. Wherever in any of the Financing Documents or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Revolving Note", from and after the date hereof same will be deemed to refer to the 1996 Revolving Note.

         6. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

         a. The execution, delivery and performance of this Agreement, the 1996 Revolving Note and the Term Note have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of the Borrower.

         b. The Borrower has duly executed and delivered each of this Agreement, the 1996 Revolving Note and the Term Note.

         c. Each of this Agreement, the 1996 Revolving Note and the Term Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

         d. The statements, representations and warranties made in the Letter Agreement, in the IAR Security Agreement and/or in the Supplementary Security Agreement continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

         e. The covenants and agreements of the Borrower contained in the Letter Agreement, in the IAR Security Agreement and/or in the Supplementary Security Agreement have been complied with on and as of the date hereof.

         f. No event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

         g. No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the annual consolidated financial statements of the Borrower dated December 31, 1995, heretofore furnished to the Bank.

         7. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

         8. Nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

         9. By its signature below, MTDC agrees: (i) that all references in the Subordination Agreement to the "Bank" will be deemed to refer to Fleet National Bank, (ii) that the number "$3,000,000" set forth in Section 1 of the Subordination Agreement (as amended by the 1995 Modification) is hereby amended to read "$6,000,000", (iii) that, as amended hereby, the Subordination Agreement remains in full force and effect and runs to the benefit of Fleet National Bank, and (iv) that the term "Senior Debt", as used in the Subordination Agreement, includes the Letter Agreement (as amended hereby), all Loans (as defined in the Letter Agreement, as so amended), the 1996 Revolving Note and the Term Note.

         Executed, as an instrument under seal, as of the day and year first above written.

                                       VOICETEK CORPORATION

                                       By: /s/ Roger Tuttle
                                          -----------------------------
                                          Name:  Roger Tuttle
                                          Title: Chief Financial Officer

Accepted and agreed:
FLEET NATIONAL BANK

By: /s/ Catherine Bruton
    ------------------------
    Name:  Catherine Bruton
           ----------------
    Title:  VP
           ----------------



Accepted and agreed as
  Subordinated Lender:
MASSACHUSETTS TECHNOLOGY
  DEVELOPMENT CORP.

By: /s/ Robert J. Creeden
   --------------------------
   Name:  Robert J. Creeden
          ------------------
   Title: Vice President
          ------------------

                                                                     EXHIBIT 1.4

                                 PROMISSORY NOTE

$1,000,000.00                                           Boston, Massachusetts
                                                        September 26, 1996


         FOR VALUE RECEIVED, the undersigned Voicetek Corporation, a Massachusetts corporation (the "Borrower") hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") the principal amount of One Million and 00/100 ($ 1,000,000.00) Dollars or such portion thereof as maybe advanced by the Bank pursuant to Section 1.4 of the below described Letter Agreement and remains outstanding from time to time thereunder ("Principal"), with interest, at the rate hereinafter set forth, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal and interest hereunder. As used herein, "Letter Agreement" means that certain letter agreement dated September 21, 1994, as amended, between the Borrower and Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder.

         Interest on all unpaid Principal shall be due and payable monthly in arrears, on the first day of each month commencing on the first such date after the advance of any Principal and continuing on the first day of each month thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times be equal to the sum of (i) one (1.0%) percent per annum plus (ii) the Prime Rate, as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law). A change in the aforesaid rate of interest will become effective on the same day on which any change in the Prime Rate is effective. Overdue principal shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) two (2%) percent per annum plus (ii) the per annum rate otherwise payable under this note (but in no event in excess of the maximum rate permitted by then applicable law), compounded monthly and payable on demand. As used herein, "Prime Rate" means that rate of interest per annum announced by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate, not necessarily the lowest, which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto. If the entire amount of any required Principal and/or interest is not paid within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment, provided that such late fee shall be reduced to three percent (3%) of any required Principal and interest that is not paid within fifteen (15) days of the date it is due if this note is secured by a mortgage on an owner-occupied residence of 1-4 units.

         All advances of Principal made at any time on or prior to September 30, 1996 are hereinafter referred to as the "Tranche A Term Loans". Principal of the Tranche A Term Loans shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount, equal to 1/36th of the aggregate principal amount of Tranche A Term Loans outstanding at the close of business on September 30, 1996), such installments to commence October 1, 1996 and to continue thereafter on the first day of each month through and including September 1, 1999, on which date all then remaining Principal of the

Tranche A Term Loans and all interest accrued but unpaid thereon will be due and payable in full.

         All advances of Principal made at any time on or after October 1, 1996 and prior to January 1, 1997 are hereinafter referred to as the "Tranche B Term Loans". Principal of the Tranche B Term Loans shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of Tranche B Term Loans outstanding at the close of business on December 31, 1996), such installments to commence January 1, 1997 and to continue thereafter on the first day of each month through and including December 1, 1999, on which date all then remaining Principal of the Tranche B Term Loans and all interest accrued but unpaid thereon will be due and payable in full.

         All advances of Principal made at any time on or after January 1, 1997 and prior to April 1, 1997 are hereinafter referred to as the "Tranche C Term Loans". Principal of the Tranche C Term Loans shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of Tranche C Term Loans outstanding at the close of business on March 31, 1997), such installments to commence April 1, 1997 and to continue thereafter on the first day of each month through and including March 1, 2000, on which date all then remaining Principal of the Tranche C Term Loans and all interest accrued but unpaid thereon will be due and payable in full.

         All advances of Principal made at any time on or after April 1, 1997 and prior to July 1, 1997 are hereinafter referred to as the "Tranche D Term Loans". Principal of the Tranche D Term Loans shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of Tranche D Term Loans outstanding at the close of business on June 30, 1997), such installments to commence July 1, 1997 and to continue thereafter on the first day of each month through and including June 1, 2000, on which date all then remaining Principal of the Tranche D Term Loans and all interest accrued but unpaid thereon will be due and payable in full.

          All advances of Principal made at any time on or after July 1, 1997 are hereinafter referred to as the "Tranche E Term Loans". Principal of the Tranche E Term Loans shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of Tranche E Term Loans outstanding at the close of business on September 30, 1997), such installments to commence October 1, 1997 and to continue thereafter on the first day of each month through and including September 1, 2000, on which date all then remaining Principal of the Tranche E Term Loans and all interest accrued but unpaid thereon will be due and payable in full.

         The Borrower may at any time and from time to time, without premium or penalty, prepay all or any portion of the Principal; provided that each such Principal prepayment shall be accompanied by payment of all interest on this note accrued but unpaid to the date of payment. Any partial prepayment of Principal will be applied against Principal installments in inverse order of normal maturity.

         Payments of both Principal and interest shall be made, in immediately available funds, at the office of the Bank located at 75 State Street, Boston, Massachusetts 02109, or at such other address as the Bank may from time to time designate.

         The undersigned Borrower irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of making any Term Loan (as defined in the Letter Agreement) and of receiving any payment of Principal, an appropriate notation reflecting such transaction and the then unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Letter Agreement. The unpaid Principal amount of this note, as recorded by the Bank from time to time on such schedule or on such books, shall constitute presumptive evidence of the aggregate outstanding principal amount of the Term Loans.

         The Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

         This note is the Term Note referred to in, and is entitled to the benefits of, the Letter Agreement. This note is secured by the Security Agreement (as defined in the Letter Agreement). This note is subject to prepayment as set forth in the Letter Agreement. The maturity of this note may be accelerated upon the occurrence of an Event of Default, as provided in the Letter Agreement.

         Executed, as an instrument under seal, as of the day and year first above written.

CORPORATE SEAL                                        VOICETEK CORPORATION
 ATTEST:

                                                      By:
                                                         -----------------------
-------------------------
Clerk                                                    Name:
                                                         Title:

                                                                       EXHIBIT 1

                                 PROMISSORY NOTE

$5,000,000.00                                              Boston, Massachusetts
                                                              September 26, 1996


         FOR VALUE RECEIVED, the undersigned Voicetek Corporation, a Massachusetts corporation (the "Borrower) hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") the principal amount of Five Million and 00/100 ($5,000,000.00) Dollars or such portion thereof as has been advanced by the Bank and/or its corporate predecessor or may hereafter be advanced by the Bank pursuant to Section 1.2 of that certain letter agreement between the Borrower and Fleet Bank of Massachusetts, N.A. dated September 21, 1994, as amended (as so amended, the "Letter Agreement") (the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder) and remains outstanding from time to time hereunder ("Principal"), with interest, at the rate hereinafter set forth, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal and interest hereunder.

         Interest on all unpaid Principal shall be due and payable monthly in arrears, on the first day of each month, commencing on the first such date after the advance of any Principal and continuing on the first day of each month thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times be equal to the sum of (i) three-quarters of one percent (0.75%) per annum plus (ii) the Prime Rate, as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law). A change in the aforesaid rate of interest shall become effective on the same day on which any change in the Prime Rate is effective. Overdue Principal and, to the extent permitted by law, overdue interest from and after the date on which same becomes past due shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) two (2%) percent per annum plus (ii) the per annum rate otherwise payable under this note (but in no event in excess of the maximum rate permitted by then applicable law), compounded monthly and payable on demand. As used herein, "Prime Rate" means that rate of interest per annum announced by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate, not necessarily the lowest, which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto. If the entire amount of any required Principal and/or interest is not paid within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment, provided that such late fee shall be reduced to three percent (3%) of any required Principal and interest that is not paid within fifteen (15) days of the date it is due if this note is secured by a mortgage on an owner-occupied residence of 1-4 units.

         All outstanding Principal and all interest accrued thereon shall be due and payable in full on the first to occur of: (i) an acceleration under Section
5.2 of the Letter Agreement or (ii) September 1, 1997. The Borrower may at any time and from time to time prepay all or any portion of said

Principal, without premium or penalty. Under certain circumstances set forth in the Letter Agreement, prepayments of Principal may be required.

         Payments of both Principal and interest shall be made, in immediately available funds, at the office of the Bank located at 75 State Street, Boston, Massachusetts 02109, or at such other address as the Bank may from time to time designate.

         The undersigned Borrower irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of making any Revolving Loan (as defined in the Letter Agreement) and of receiving any payment of Principal, an appropriate notation reflecting such transaction and the then aggregate unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Letter Agreement. The unpaid Principal balance of this note, as recorded by the Bank from time to time on such schedule or on such books, shall constitute presumptive evidence of the aggregate unpaid principal amount of the Revolving Loans.

         The Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

         This note is the Revolving Note referred to in the Letter Agreement. This note is secured by, and is entitled to the benefits of, the Security Agreement (as defined in the Letter Agreement). This note is subject to prepayment as set forth in the Letter Agreement. The maturity of this note may be accelerated upon the occurrence of an Event of Default, as provided in the Letter Agreement.

         Executed, as an instrument under seal, as of the day and year first above written.

CORPORATE SEAL                                  VOICETEK CORPORATION

ATTEST:

                                                By:___________________
_____________________
Clerk                                              Name:
                                                   Title:

                        SUPPLEMENTAL DISCLOSURE SCHEDULE

                                      None.